Exhibit 23.12

CONSENT OF VICKI SCHARNHORST

The undersigned hereby states as follows:

I, Vicki Scharnhorst, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of March 12, 2024 and an issue date of March 14, 2024, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of March 12, 2024 and an issue date of April 16, 2024, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (No. 333-282706) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-267270, 333-267269, 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505, 333-280152, 333-280154) of the Summary Material concerning the technical reports and the reference to my name as set forth above in the Form 10-K.

Date: February 28, 2025	By: /s/ Vicki Scharnhorst

Name: Vicki Scharnhorst